UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On March 2, 2010, we issued a press release announcing the financial results for its 2009 fiscal year.  A copy of the press release, entitled “URS Corporation Reports Fiscal Year 2009 Results,” is furnished and not filed pursuant to Item 2.02 as Exhibit 99.1 hereto.  Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01  Other Events.

On February 26, 2010, our Board of Directors approved an extension of our common stock repurchase program.  The program, which expired on January 1, 2010, is designed to offset the earnings per share dilution that results from the issuance of additional shares under our equity incentive and employee stock purchase plans.  Under the extended program, we can repurchase up to one million shares of our common stock plus the cumulative number of additional shares issued or deemed issued under our equity incentive and employee stock purchase programs for the period from January 2, 2010 through December 28, 2012 (excluding shares issued upon the exercise of options issued prior to 2010).

A copy of the press release on the reauthorized stock repurchase program is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)         Exhibits

99.1	Press Release, dated March 2, 2010, entitled “URS Corporation Reports Fiscal Year 2009 Results.”

99.2	Press Release dated March 1, 2010, entitled “URS Reauthorizes Stock Repurchase Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: March 2, 2010	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 2, 2010, entitled “URS Corporation Reports Fiscal Year 2009 Results.”

99.2	Press Release dated March 1, 2010, entitled “URS Reauthorizes Stock Repurchase Program.”